Geospatial Holdings, Inc. 8-K

Exhibit 10.1
PROMISSORY NOTE AND SECURITY AGREEMENT

$300,000	December 5, 2011

FOR VALUE RECEIVED, UNDERSIGNED GEOSPATIAL HOLDINGS, INC., a corporation organized under the laws of the State of Nevada (the "Borrower"), promises to pay to the order of Lowery Enterprises, LLC, a corporation organized under the laws of the State of Oregon (the "Lender"), at such place as the Lender may from time to time designate in writing, the outstanding principal sum of Three Hundred Thousand Dollars ($300,000.00), with interest payable as hereinafter set forth. Principal and interest shall be payable in lawful money which shall be legal tender in payment of all debts, public and private.

Interest shall accrue at ten percent (10%) of the unpaid principal sum based on a three hundred and sixty (360) day year.

Principal and accrued interest shall be payable in a lump sum upon the earlier to occur of (i) ten (10) days following Borrower’s closing on a sale of its equity securities of not less than $3.5 million and (ii) June 2, 2012.

Borrower may prepay the principal sum in whole or in part at any time.

To secure repayment of this Note, Borrower hereby grants to Lender a security interest in Borrower’s fixed assets and inventory as set forth on Exhibit A (collectively, the “Collateral”).  Borrower shall cause to be filed a UCC-1 financing statement with the State of Nevada to perfect this security interest.  Borrower further agrees that it will not sell or otherwise transfer any of the Collateral outside of its ordinary course of business and Borrower will use the net proceeds of any ordinary course of business sales to prepay this Note.

This Note shall be governed, construed and interpreted strictly in accordance with the laws of the State of Nevada.

The Borrower agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by Borrower or any successor or assign of Borrower on or with respect to this Note or which in any way relates, directly or indirectly, to the obligations of Borrower to Lender under this Note, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury.  Borrower hereby expressly waives any right to a trial by jury in any such suit, action or proceeding.  Borrower acknowledges and agrees that this provision is a specific and material aspect of the agreement between the parties and that the Lender would not enter into the transaction with the Borrower if this provision were not part of their agreement.

In the event that any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provisions (or remaining part of the affected provision) of this Note, and the remaining provisions (or remaining part of the affected provision) of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Borrower waives presentment, protest and demand, notice of protest, notice of demand and of dishonor and of non-payment of this Note, and expressly agrees that this Note or any payment hereunder may be extended from time to time without in any way affecting the liability of Borrower.

WITNESS the signature and seal of Borrower as of the day and year first above written.

WITNESS:	GEOSPATIAL HOLDINGS, INC.

	By:	/s/ Mark A. Smith
Mark A. Smith
President

EXHIBIT A

Asset Description	ID Number	Date Acquired	Purchase Price	Status
Probe Inventory
DR-HDD-4.2 OMU	84442063	10/10/2010	$41,200.42	New
DR-HDD-4.2 OMU	84442061	10/10/2010	$41,200.42	New
DR-HDD-4.2S OMU	84442071	10/10/2010	$42,814.86	New
DR-HDD-4.2S OMU	84442072	10/10/2010	$42,814.86	New
DR-HDD-4.2S OMU	84442074	10/10/2010	$42,814.86	New
WUS-0320 + flight case	N/A	10/10/2010	$8,044.92	New
WUS-0320 + flight case	N/A	10/10/2010	$8,044.92	New
WUS-0258 + flight case	N/A	10/10/2010	$9,271.89	New
Subtotal inventory held for sale			$236,207.13

Probe Field Units
DR-HDD-4.25 OMU probe	84442073	10/10/2010	$42,814.86	Used
DR-HDD-4.25 OMU probe	84442075	10/10/2010	$42,814.86	Used
WUS-0320 wheelset + flight case	N/A	10/10/2010	$8,044.92	Used
WUS-0320 wheelset + flight case	N/A	10/10/2010	$8,044.92	Used
Subtotal field probes			$101,719.56

Mobile Mapper	N/A	10/2/2009	$1,903.66	Used
Trimble RTK system	N/A	4/19/2010	$30,793.30	Used
V-Depth Tool	N/A	10/15/2010	$2,052.00	Used
Subtotal other field operations equipment			$34,748.96
Total			$372,675.65